EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Terayon Announces Filing of Quarterly Reports on Form 10-Q and Scheduled Release of 2006 Quarterly Results
Santa Clara, California — January 10, 2007 — Terayon Communication Systems, Inc. (Pink Sheets: TERN.PK) announced today the filing of its Quarterly Reports on Form 10-Q for the first, second and third quarters of 2006.
     The Company also intends to host an investor conference call to discuss its financial results for the 2005 fiscal year, the restated periods, and the first three quarters of 2006, and to provide a business and strategic update on Friday, January 12, 2007 at 2 p.m. PST (5 p.m. EST).
     The call can be accessed by dialing 866-713-8562 (U.S.) or 617-597-5310 (international), and referencing pass code 87944671. A live listen-only webcast of the call may be accessed on Terayon’s website at www.terayon.com/investor. Webcast participants should access the site approximately 10 minutes prior to the call’s start time and download any streaming media software needed to listen to the call.
     A telephonic replay of the call will be accessible through Friday, February 9, 2007 by dialing 888-286-8010 (U.S.) or 617-801-6888 (international) and referencing pass 55480746. An online archive of the webcast will also be available on the investor relations section of Terayon’s Web site.
About Terayon
     Terayon Communication Systems, Inc. provides real-time digital video networking applications to cable, satellite and telecommunication service providers worldwide, which have deployed more than 7,700 of Terayon’s digital video systems to localize services and advertising on-demand and brand their programming, insert millions of digital ads, offer HDTV and other digital video services. Terayon maintains its headquarters in Santa Clara, California; has sales and support offices worldwide and is on the web at www.terayon.com.
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Terayon Announces Scheduled Release of Financial Results

Press Contacts:	Investor Contact:
Paul Schneider	Kirsten Chapman / Moriah Shilton
Paul Schneider Public Relations	Lippert/Heilshorn & Associates
(215) 702-9784	(415) 433-3777
pspr@att.net	mshilton@lhai.com
MEANINGFUL CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking information, and are based on current expectations, estimates, forecasts and projections of future Company or industry performance based on management’s judgment, beliefs, current trends and market conditions. Such forward-looking statements include, but are not limited to, statements relating to the Company’s plans to report financial results for restated and other periods on January 12, 2007. There can be no assurance as to when Terayon’s processes for completing the review of its financial statements and compliance with SEC reporting requirements, will be completed, if at all; that adjustments for other periods will not be required; that the financial statements will not require restating in future periods; that there will not be a finding of one or more additional material weaknesses in internal control over financial reporting; that other or additional accounting errors or control deficiencies which individually or in the aggregate constitute a material weakness will not be identified during the preparation and review of the consolidated financial statements; or that the Company will successfully implement related corrective and remediation actions. In addition, our financial results, liquidity and stock price may suffer as a result of the restatements; the cost of completing the restatements and the audit and review of the Company’s financial statements; the Company’s ability to control operating expenses and maintain adequate cash balances for operating the business going forward; any adverse response of the Company’s vendors, customers, stockholders, media and others relating to the delay or restatements of the Company’s financial statements or the announcement of our restated and other financial results; the review and application of the Company’s accounting processes, policies and procedures; additional uncertainties related to accounting; and the Company’s ability to compete effectively or maximize stockholder value. Actual outcomes and results may differ materially from what is expressed, expected, anticipated, or implied in any forward-looking statement. Additional information concerning these and other risks affecting Terayon’s business can be found in prior press releases as well as in Terayon’s public periodic filings with the SEC, available via Terayon’s web site at www.terayon.com. Terayon disclaims any intent or obligation to update these forward-looking statements beyond the date of this release.
Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.